                                                                  Exhibit 99(c)


LAZARD FRERES & CO. LLC                                             MAY 14, 1999


                                                                    CONFIDENTIAL








--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                  PRESENTATION TO THE SPECIAL COMMITTEE OF THE



             BOARD OF DIRECTORS OF SPELLING ENTERTAINMENT GROUP INC.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

SPELLING ENTERTAINMENT GROUP INC.                             TABLE OF CONTENTS
--------------------------------------------------------------------------------




                                                                                                              Page
                                                                                                              ----
I.       PROCESS TO DATE....................................................................................     1
II.      TERMS OF VIACOM'S OFFER............................................................................     2
III.     VALUATION METHODOLOGY..............................................................................     3
        A.     Overview
        B.     Integration Assumptions
        C.     Specific Business Assumptions
IV.      VALUATION SUMMARY..................................................................................    14
        A.     Overview
        B.     Historical and Projected Financial Summary
        C.     Analysis of Multiples at Various Prices
        D.     Analysis of Publicly Traded Comparable Companies
        E.     Analysis of Selected Comparable Acquisitions
        F.     Discounted Cash Flow Analysis
        G.     Historical Stock Price Performance
        H.     Analysis of Premiums Paid in Selected Minority Take-Out Transactions
        I.     Summary of Previous Sale Processes


SPELLING ENTERTAINMENT GROUP INC.                             I. PROCESS TO DATE


OUR PROCESS TO DATE FOR EVALUATING VIACOM'S OFFER HAS INCLUDED THE FOLLOWING
STEPS:

- Detailed due diligence with Spelling's senior management regarding historical and projected operating performance, strategy and perceived elements of value

- Received limited materials from and held discussions with Viacom and Spelling regarding previous efforts to sell the Company

-  Analysis of the historical trading patterns of the Company's common stock

-  Evaluation of relevant comparable companies and transactions

- Creation of a component based discounted cash flow model using ground-up assumptions provided by the Company.

-  Review of premiums paid in selected minority take-out transactions

SPELLING ENTERTAINMENT GROUP INC.                   II. TERMS OF VIACOM'S OFFER
-------------------------------------------------------------------------------

($ IN MILLIONS EXCEPT PER SHARE AMOUNTS)
                                                                  PER SHARE         EQUITY VALUE(a)       ENTERPRISE VALUE
                                                                  ---------         ---------------       ----------------

Stated Price:                                                        $9.75              $924                 $1,169

Form of Consideration:                                                Cash

Premium to Close the Day before Offer:                               44.4%

Premium to Close 30 Days before Offer:                               54.5%

MULTIPLE OF ENTERPRISE VALUE TO:

GAAP BASIS(b)
----------------------------------------------------
Revenue
   1998                                   $586.1                      1.99x
   1999E                                   504.9                      2.32
EBITDA
   1998(c)                                 $42.2                     27.7x
   1999E                                    38.7                     30.2
EBIT
   1998(c)                                 $32.6                     35.9x
   1999E                                    27.3                     42.8
CASH BASIS(b)
----------------------------------------------------
Cash Flow
   1999E                                  ($19.7)                      NM
   2000E                                    54.5                     21.5x
Cash Flow After Taxes
   1999E                                  ($22.2)                      NM
   2000E                                    40.2                     29.1x
----------------------------------------------------

(a) Diluted share calculation based on 93.1m shares outstanding and 7.6m options with a weighted average exercise price of $7.58.
(b) Source: Company estimates.
(c) Excludes one-time gain of $7.0m related to the sale of TeleUno and one-time loss of $24.0m related to the closure of film and video units.

SPELLING ENTERTAINMENT GROUP INC.                     III. VALUATION METHODOLOGY
--------------------------------------------------------------------------------


A.  OVERVIEW
- We have used several methodologies to value Spelling. However, due to the accounting practices of the television production industry and the cyclicality of the business, traditional EBITDA and Net Income multiples are not particularly meaningful. As a result, our primary method of valuation is a component discounted cash flow analysis that considers the potential annuity value of Spelling's library, the value of ongoing production and syndication, the value of future programming development and other assets.

         VALUATION METHODOLOGY                       COMMENT
    -------------------------------   -----------------------------------------
    Public Comparables                -  Absence of coverage by research
                                         analysts and limited float are
                                         factors that lessen the stock's
                                         attractiveness to public investors

                                      -  Few direct comparables due to
                                         Spelling's focus on television
                                         production and its extensive library

                                      -  Recent operating performance of
                                         Spelling obscures value of franchise
                                         shows

                                      -  Restructuring efforts, including sale
                                         of software businesses and shutdown
                                         of film production, make historical
                                         results less relevant to ongoing
                                         operations

                                      -  Our comparables universe consists of
                                         8 television production companies and
                                         6 diversified media companies.

                                         -  The television production
                                            companies trade at a median
                                            multiple of 9.6x 1999E EBITDA.

                                         -  The diversified media companies
                                            trade at a median multiple of
                                            15.3x of 1999E EBTDA.

         VALUATION METHODOLOGY                       COMMENT
    -------------------------------   -----------------------------------------
    Acquisition Comparables                -  37 selected precedent transactions
                                              since 1989 were reviewed in both
                                              the television production and
                                              movie studio sectors. These
                                              transactions occurred at a median
                                              range of multiples of 11.7x to
                                              18.5x of LTM EBITDA, respectively.

                                           -  The usefulness of this methodology
                                              is limited by the lack of
                                              comparability of the transactions
                                              (aside from previous Spelling
                                              transactions) and the vagaries of
                                              entertainment industry accounting
                                              methods

Component Discounted Cash Flow             -  Using ground-up assumptions
                                              provided by the Company, we
                                              created a cash-basis DCF model
                                              that values separately Spelling's
                                              on-air shows, film and television
                                              libraries, programming under
                                              development, and corporate
                                              overhead

                                           -  Sensitivities used were

                                                   Discount    Perpetuity Growth

                                                    Rates           Rates
                                                   --------    -----------------
                             Current Production      9%-12%         0%-3%
                             Future Production      12%-15%         6%-9%
                             TV & Film Library       7%-10%       (2%)-1%
                             Corporate Overhead     10%-13%       (2%)-1%

SPELLING ENTERTAINMENT GROUP INC.                     III. VALUATION METHODOLOGY
--------------------------------------------------------------------------------
B. INTEGRATION ASSUMPTIONS

NOTE: ALL ASSUMPTIONS DESCRIBED IN SECTIONS B THROUGH C WERE PROVIDED BY
SPELLING.

- To date, Spelling has largely operated as a separate entity from Viacom's other operations. Opportunities exist to both increase revenue and decrease costs were Viacom to choose to fully integrate Spelling or allow it full independence.

- Closer integration with Viacom would enable Spelling to leverage Paramount's distribution strength, cut distribution costs, and reduce information systems, back office and corporate overhead expenses.

   - Similar benefits could potentially be realized were Spelling to be acquired by any of the major integrated studios

   - As a result of closer integration, however, Spelling's attractiveness to talent as an independent, third party production company could be diminished -- though this is difficult to measure.

- If fully independent, the Company would consider measures to streamline operations and enhance revenues such as putting much of its distribution function out to bid.

   - Substantial savings could be realized through the elimination of Spelling distribution organization but it would need to incur a third-party distribution fee in the range of 10-12% of gross receipts

SPELLING ENTERTAINMENT GROUP INC.                     III. VALUATION METHODOLOGY
--------------------------------------------------------------------------------


B.  INTEGRATION ASSUMPTIONS (CONT'D)

- As a result of these varied integration benefits, we have valued the Company in our DCF methodology according to three operating scenarios provided by management: status quo, stand-alone and fully integrated.(a)

          SCENARIO                             ASSUMPTIONS
----------------------------  --------------------------------------------------
    STATUS QUO                -  Maintenance of existing operations and
                                 infrastructure.

                              - No further integration with Viacom and no outsourcing or integration with third parties.

                              -  Base case for assumptions are existing
                                 ultimates and Company projections.

                              -  Some opportunities for overhead cost
                                 reductions.

    STAND-ALONE (a)           -  Rationalization and outsourcing of functions as
                                 appropriate.
                              -  Auction of international and domestic
                                 distribution rights.
                                  -  Domestic receipts increase by 5% and
                                     international revenues by 25% due to third party distribution leverage.
                                  - Domestic corporate distribution overhead replaced by a fee of 8% of all domestic receipts (excluding network license and merchandising fees).
                              -  International corporate distribution overhead
                                 replaced by a fee of 12% of all international receipts.
                              -  Increase in projected, uncontracted library
                                 receipts of 5% domestically and 15%
                                 internationally.
                              -  Worldvision corporate expenses reduced by $20
                                 million per year.
                              -  Other corporate overhead reduced by $2.0
                                 million per year due to related infrastructure efficiencies and outsourcing.
                              -  5% savings on direct distribution costs.

----------------------

(a) The stand-alone and fully integrated scenarios were not considered to be particularly relevant because they were not strategic alternatives made available by Viacom.

SPELLING ENTERTAINMENT GROUP INC.                     III. VALUATION METHODOLOGY
--------------------------------------------------------------------------------
B.  INTEGRATION ASSUMPTIONS (CONT'D)

               SCENARIO                          ASSUMPTIONS
    ------------------------  -------------------------------------------------
    FULLY INTEGRATED(a)       -    Replacement of Company's distribution
                                   infrastructure with Paramount's.

                                   -    Receipts increase same as under
                                        Stand-Alone scenario.

                                   -    Integration with Viacom allows
                                        Worldvision and SEGI corporate expenses
                                        to be reduced by $42 million per year.

                              - Increase in projected, uncontracted library receipts of 5% domestically and 15% internationally.

                              - No payment of third-party distribution fees as this would be handled by Viacom rather than outsourced to a third party.

                              -    Hamilton (licensing and merchandising)
                                   overhead reduced after 1999 due to
                                   integration with Viacom.

                              -    Intangible benefits:

                                   -    Greater leverage with networks in
                                        getting shows on the air and subsequent
                                        negotiation for renewal.

                                   -    Ability to benefit from bundling
                                        television production with films.

                                   -    Improved access to technology and
                                        capital.

    --------------------------------
(a) The stand-alone and fully integrated scenarios were not considered to be particularly relevant because they were not strategic alternatives made available by Viacom.

SPELLING ENTERTAINMENT GROUP INC.                     III. VALUATION METHODOLOGY
--------------------------------------------------------------------------------

C.  SPECIFIC BUSINESS ASSUMPTIONS - CURRENT PRODUCTION

                                     TOTAL SYNDICATION CYCLES(a)
                   FINAL SEASON      DOMESTIC(b)      INTERNATIONAL                             COMMENTS
                   ------------      -----------      -------------     -----------------------------------------------------------
PROGRAM A              99/00                  1/4               3       -   1st cycle syndication currently on a broadcast network.
                                                                        -   Sequel valued separately.
                                                                        -   Less attractive for syndication due to serial nature
PROGRAM B              98/99                  0/3               3           of the show.
                                                                        -   1st and 2nd cycle syndication on an independent
PROGRAM C              02/03                  1/3               3           network.
                                                                        -   First run cable syndication will coincide with
PROGRAM D              04/05                  0/3               3           broadcast barter syndication.
                                                                        -   Value incorporated in library.
PROGRAM E              98/99                  0/1               1
                                                                        -   First run cable syndication will coincide with
PROGRAM F              01/02                  3/1               3           broadcast barter syndication.
                                                                        -   Company has a right to put the show in syndication to
PROGRAM G              02/03                  0/3               3           a basic cable network.
                                                                        -   Continues to be one of the top performing 1st run
PROGRAM H              04/05                  1/1               1           syndication programs in history.

PROGRAM I              02/03                  1/1               1       -   Somewhat less successful than PROGRAM H.

---------------------------
(a) Represents syndication cycles through the life of the show. PROGRAM A AND PROGRAM B have completed certain syndication cycles.
(b)  Broadcast cycles / Cable network cycles

SPELLING ENTERTAINMENT GROUP INC.                     III. VALUATION METHODOLOGY
--------------------------------------------------------------------------------
C.  SPECIFIC BUSINESS ASSUMPTIONS - PROJECTS IN DEVELOPMENT

- Rather than value the future projects specifically, we have assumed that the current slate of pilots is typical of future years in breadth and quality.

- We have valued all current and future projects in development using the following assumptions.

                                          SUCCESS RATES                RUN OF
                         PILOTS    PILOTS TO
 TYPE OF PROGRAM        PER YEAR    ORDERS       ORDERS TO SERIES  SUCCESSFUL SHOW                       COMMENTS
----------------      -----------  ----------   -----------------  --------------- ------------------------------------------------
Sitcom                   2.5(a)       29%              20%             7 years     -    6% chance of success for a new sitcom pilot

                                                                                   -    Network fees begin at $675k/year with
                                                                                         production costs of $1.0 million/year.

                                                                                   -    Network domestic syndication fees:

                                                                                        -    1st Cycle: $1.5 million/episode

                                                                                        -    2nd Cycle: $633k/episode

                                                                                        -    3rd Cycle: $500k/episode

                                                                                   -    Includes $6 million per year to 2000/2001,
                                                                                        $4 million per year thereafter for
                                                                                        development and writer deals.

---------------------------------
(a)  Alternates two in one year followed by three in the next year.

SPELLING ENTERTAINMENT GROUP INC.                     III. VALUATION METHODOLOGY
--------------------------------------------------------------------------------

C.  SPECIFIC BUSINESS ASSUMPTIONS - PROJECTS IN DEVELOPMENT (CONT'D)

                                       SUCCESS RATES                  RUN OF
                     PILOTS     PILOTS TO        ORDERS TO          SUCCESSFUL
 TYPE OF PROGRAM    PER YEAR     ORDERS           SERIES              SHOW                        COMMENTS
----------------   ----------  ----------    -----------------  --------------- ------------------------------------------------
Drama                2.5(a)        43%              50%             7 years     -    21% chance of success for a new drama pilot.

                                                                                -    Network fees of $1.0 million/episode
                                                                                     increasing to $2.1 million/episode when
                                                                                     production ends.

                                                                                -    Production costs of $1.5 million/episode
                                                                                     increasing to $2.2 million/episode.

                                                                                -    Three cycles of domestic syndication on cable.

                                                                                -    Domestic syndication fees:

                                                                                     -    1st Cycle: $679K/episode

                                                                                     -    2nd Cycle: $188K/episode

                                                                                     -    3rd Cycle: $94K/episode

                                                                                -    Two years of barter concurrent with 1st cycle
                                                                                     cable syndication.

                                                                                -    Assumes $1.5 million per year for development
                                                                                     and writer deals.

First Run            1.5(b)      50%(c)             60%             5 years     -    Domestic syndication fees begin at $185K per
Syndication                                                                          episode rising to $1,300K per episode.

                                                                                -    Approximately $85 million of barter revenue
                                                                                     over life of the show.

----------

(a)  Alternates two in one year followed by three in the next year.
(b)  Alternates one in one year followed by two in the next year.
(c)  Assumes 5 presentations get ordered in a 7-year period.

SPELLING ENTERTAINMENT GROUP INC.                     III. VALUATION METHODOLOGY
--------------------------------------------------------------------------------

C.  SPECIFIC BUSINESS ASSUMPTIONS - LIBRARY

-    Estimates of library receipts and costs are based on past experience.

- The library does not include any receipts from shows currently in production.

-    Marketing and distribution costs are estimated to be 20% of receipts.

SPELLING ENTERTAINMENT GROUP INC.                     III. VALUATION METHODOLOGY
--------------------------------------------------------------------------------
C.  SPECIFIC BUSINESS ASSUMPTIONS - OTHER ASSETS

-    Movie/Film Production.

     - 20 - 25 film projects remaining from Spelling Films. The two most valuable scripts are currently carried at a book value of approximately $1.5 million, and we have attributed to them a value of $2.0 million realized in 2001.

     - The Company estimates it will produce one Movie of the Week every two years, each with a value of $0.5 million, beginning in 2000.

-    Sequel to PROGRAM A

     - Spelling has had a sequel to PROGRAM A under development for a number of years.

     - A broadcast network has expressed a clear desire to order the new show; alternatively, other networks have demonstrated an interest in the brand.

     - The Company believes that receipts from such a show would be comparable to the original PROGRAM A, while production costs would be significantly lower.

     - We have valued the show assuming a successful 7 year run beginning in 2000/2001 on a broadcast network with full domestic and international syndication.

     - Our present value range for the sequel is $50 million - $80 million based on discount rates of 12% to 15% and perpetuity growth rates of (2%) to 2%.

-    Other

     - Proceeds in each of 1999 and 2000 of $5 million from the sale of land in conjunction with the wind-up of Charter.

SPELLING ENTERTAINMENT GROUP INC.                     III. VALUATION METHODOLOGY
--------------------------------------------------------------------------------

C. SPECIFIC BUSINESS ASSUMPTIONS - CORPORATE OVERHEAD

-    Corporate overhead generally grows 3% per year.

- In 2001, there is a one-time savings of $3.0 million from reductions in IT staff and equipment costs after increases in preparation for Y2K.

- Corporate capital expenditures, primarily for IT, are approximately $2.0 million through 2000, $0.5 million in 2001/2002 and $1.0 million per year thereafter.

- Cost reductions in 2002 associated with the realignment of senior management and associated reduction in production costs.

- Reduction of certain costs at Worldvision and rationalization of tax and human resource departments over time.

- Further elimination of overhead costs in 2003 due to the winding up of certain businesses and liabilities.

-    Taxes

     - Effective 22% federal and 2% state tax rate applied to cash flow after participations and overhead.

     -    4% international tax credited against domestic cash flow.

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------

A.  OVERVIEW
($ IN MILLIONS EXCEPT PER SHARE VALUES)

                                                       VALUATION RANGE
                                         --------------------------------------------
                                                                     EQUITY VALUE
                                         ENTERPRISE VALUE             PER SHARE(a)
                                         ----------------          -----------------
               METHODOLOGY               LOW         HIGH          LOW          HIGH                           COMMENT
------------------------------------    -------     ------        -----        ------     -----------------------------------------
CURRENT TRADING LEVEL (3/18/99)(b)             $872                      $6.75            -  Assumes net debt as of 6/30/99 of $245
                                                                                             million.
52 WEEK RANGE                             $798      $1,144        $6.00        $9.50

PUBLIC COMPARABLES

     Without Overhead                     $830      $1,325        $6.30       $11.30      -  Based on 1999E EBITDA multiple range of
                                                                                             9.6x to 15.3x.
     With Overhead                         370         595         1.35         3.75

ACQUISITION COMPARABLES

     Without Overhead                   $1,065      $1,680        $8.70       $14.80      -  Based on LTM EBITDA transaction
                                                                                             multiples of 11.7x to 18.5x.
     With Overhead                         495         780         2.70         5.75

COMPONENT DISCOUNTED CASH FLOW

     Status Quo Scenario                  $940      $1,210        $7.60       $10.50      -  Value as of 6/30/99

     Stand-Alone Scenario                1,030       1,305         8.60        11.55      -  Assumes net debt as of 6/30/99 of $245
                                                                                             million.
     Fully Integrated Scenario           1,390       1,740        12.45        16.20

----------------------

(a) Diluted share calculation based on 93.1m shares outstanding and 7.6m options with a weighted average exercise price of $7.58.
(b) Share price as of 3/18/99, the day prior to the initial Viacom offer of $9.00 per share in cash.

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------

B.  HISTORICAL AND PROJECTED FINANCIAL SUMMARY

GAAP BASIS
($ IN MILLIONS)

                                                                                                    ANALYST           COMPANY
                         FISCAL YEAR ENDED DECEMBER 31,(a)                                       PROJECTIONS(b)      PROJECTIONS
                              1995A            1996A             1997A             1998A             1999E             1999E

REVENUES                     $452.2           $497.6            $564.2            $586.1           $637.0             $504.9
     GROWTH                     8.6%            10.1%             13.4%              3.9%             8.7%             (13.9%)

EBITDA BEFORE S,G&A          $118.0            $83.8             $59.7             $90.9                NA             $86.4
     GROWTH                    39.2%           (29.0%)           (28.7%)            52.2%                               (4.9%)
     MARGIN                    26.1%            16.8%             10.6%             15.5%                              (17.1%)

EBITDA                        $74.0            $32.4             $10.2             $42.2(c)          $5.0              $38.7
     GROWTH                    56.4%           (56.2%)           (68.5%)           313.1%           (88.1%)             (8.2%)
     MARGIN                    16.4%             6.5%              1.8%              7.2%             0.8%               7.7%

EBIT                          $66.3            $23.8              $1.1             $32.6(c)             NA             $27.3
     GROWTH                    64.0%           (64.1%)           (95.6%)            32.6                               (16.3%)
     MARGIN                    14.7%             4.8%              0.2%              5.6%                                5.4%

NET INCOME                    $34.1             $4.1            ($12.3)             $3.6                NA             ($3.2)
     GROWTH                    75.7%           (88.1%)              NM                 NM                              (17.8%)
     MARGIN                     7.5%             0.8%               NM               0.6%                                0.5%

------------------

Note: Actual historicals - not pro forma for sale of assets or discontinued
     operations.
(a)  Source: Company. Represents reported figures.
(b)  Source: Analyst Research.
(c) Excludes one-time gain of $7.0m related to the sale of TeleUno and one-time loss related to the closure of film and video units.

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------
B.  HISTORICAL AND PROJECTED FINANCIAL SUMMARY(a)(CONT'D)

CASH BASIS -- STATUS QUO SCENARIO
($ IN MILLIONS)


                                                                     Fiscal Year Ended December 31,
                                         --------------------------------------------------------------------------------------
                                          1999E    2000E     2001E     2002E     2003E     2004E     2005E     2006E     2007E
                                         -------   ------   -------   -------   -------   -------   -------   -------   -------
Cash Flow from Current Production (b)    $  30.8    121.2     166.5     173.5     185.2     118.6      92.8      62.1      45.5
Cash Flow from Library                      56.7     56.5      49.4      52.2      54.1      69.7      40.1      41.4      43.1
Cash Flow from Projected Production(b)     (33.5)   (50.9)    (30.5)    (30.7)      2.2      66.8      59.9     111.1      68.1
                                         -------   ------   -------   -------   -------   -------   -------   -------   -------
Cash Flow Before Overhead                   53.9    126.8     185.4     195.0     241.5     255.0     192.8     214.6     156.7
Less:  Overhead (c)                        (73.7)   (72.3)    (68.9)    (67.6)    (62.0)    (63.9)    (65.8)    (67.7)    (69.7)
                                         -------   ------   -------   -------   -------   -------   -------   -------   -------
Cash Flow Before Taxes                      19.7     54.5     116.5     127.4     179.5     191.1     127.1     146.9      87.0
Less:  Taxes                                (2.5)   (14.3)    (27.5)    (30.4)    (43.1)    (46.2)    (31.8)    (36.7)    (22.4)
                                         -------   ------   -------   -------   -------   -------   -------   -------   -------
Net Cash Flow                            ($ 22.2)  $ 40.2   $  89.0   $  97.1   $ 136.3   $ 144.9   $  95.2   $ 110.2   $  64.6
                                         -------   ------   -------   -------   -------   -------   -------   -------   -------


----------

(a)  Source: Company.
(b)  Cash flow after participations.
(c) Overhead includes corporate capital expenditures (other services and information services).

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------
B.   HISTORICAL AND PROJECTED FINANCIAL SUMMARY (a) (CONT'D)
CASH BASIS -- STAND--ALONE SCENARIO
($ IN MILLIONS)


                                                                   Fiscal Year Ended December 31,
                                         -------------------------------------------------------------------------------
                                          1999E     2000E    2001E    2002E    2003E    2004E    2005E   2006E     2007E
                                         -------    -----    -----    -----    -----    -----    -----   ------    -----

Cash Flow from Current Production (b)    $  31.1    115.2    156.1    165.2    177.4    111.0     88.3     59.5     42.9
Cash Flow from Library                      58.9     60.1     53.0     55.9     57.6     73.5     43.8     45.2     47.0
Cash Flow from Projected Production(b)     (32.3)   (49.0)   (29.7)   (31.5)     0.4     61.9     57.4    104.2     64.5
                                         -------    -----    -----    -----    -----    -----    -----   ------    -----
Cash Flow Before Overhead                   57.7    126.3    179.3    189.6    235.4    246.4    189.5    208.9    154.4
Less:  Overhead (c)                        (51.9)   (51.0)   (50.9)   (52.5)   (46.5)   (47.8)   (49.3)   (50.7)   (52.2)
                                         -------    -----    -----    -----    -----    -----    -----   ------    -----
Cash Flow Before Taxes                       5.8     75.4    128.3    137.1    189.0    198.6    140.3    158.2    102.3
Less:  Taxes                                (3.3)   (18.9)   (30.2)   (32.6)   (45.3)   (48.0)   (34.9)   (39.4)   (26.0)
                                         -------    -----    -----    -----    -----    -----    -----   ------    -----
Net Cash Flow                                2.5     56.4     98.1    104.5    143.6    150.6    105.4    118.8     76.3
                                         -------    -----    -----    -----    -----    -----    -----   ------    -----
                                         -------    -----    -----    -----    -----    -----    -----   ------    -----



----------

(a)  Source: Company.
(b)  Cash flow after participations
(c) Overhead includes corporate capital expenditures (other services and information services.)

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------

B.   HISTORICAL AND PROJECTED FINANCIAL SUMMARY (a) (CONT'D)
CASH BASIS -- FULLY INTEGRATED SCENARIO
($ IN MILLIONS)


                                                                  Fiscal Year Ended December 31,
                                         ------------------------------------------------------------------------------
                                          1999E    2000E    2001E    2002E    2003E    2004E    2005E   2006E     2007E
                                         ------    -----    -----    -----    -----    -----    -----   ------    -----
Cash Flow from Current Production (b)      47.8    138.8    184.9    195.1    202.6    127.7    100.7     67.4     49.3
Cash Flow from Library                     58.9     60.1     53.0     55.9     57.6     73.5     43.8     45.2     47.0
Cash Flow from Projected Production(b)    (31.9)   (46.3)   (25.9)   (20.8)    11.0     86.5     75.0    134.5     83.0
                                         ------    -----    -----    -----    -----    -----    -----   ------    -----
Cash Flow Before Overhead                  74.9    152.6    211.9    230.2    271.3    287.7    219.4    247.1    179.4
Less:  Overhead (c)                       (34.3)   (32.8)   (32.3)   (33.2)   (26.7)   (27.4)   (28.2)   (29.0)   (29.9)
                                         ------    -----    -----    -----    -----    -----    -----   ------    -----
Cash Flow Before Taxes                     40.6    119.7    179.7    197.0    244.6    260.3    191.2    218.1    149.5
Less:  Taxes                              (10.9)   (28.7)   (41.5)   (45.8)   (57.6)   (61.6)   (46.1)   (52.5)   (36.3)
                                         ------    -----    -----    -----    -----    -----    -----   ------    -----
Net Cash Flow                              29.7     91.0    138.1    151.2    187.0    198.7    145.1    165.5    113.1
                                         ------    -----    -----    -----    -----    -----    -----   ------    -----
                                         ------    -----    -----    -----    -----    -----    -----   ------    -----


----------

(a)  Source: Company
(b)  Cash flow after participations
(c) Overhead includes corporate capital expenditures (other services and information services.)

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------
B. HISTORICAL AND PROJECTED FINANCIAL SUMMARY (a) (CONT'D)
BALANCE SHEET
($ IN MILLIONS)


                                          Fiscal Year Ended December 31,
                               ----------------------------------------------------
                                 1995A     1996A      1997A      1998A     3/31/99A
                               --------   --------   --------   --------   --------
ASSETS
Current                        $  387.3   $  345.2   $  356.3   $  391.4   $  363.9
Entertainment Product Costs       123.3      182.8      127.9      145.6      145.5
Other                             446.3      312.4      289.3      236.0      249.6
                               --------   --------   --------   --------   --------
TOTAL ASSETS                      956.8      840.3      773.6      772.9      759.2

LIABILITIES
Current                            98.2      112.8      113.7      166.6      146.2
Viacom Debt                       210.0      315.0      289.0      239.9      231.0
Other                              90.1       92.8       99.8       95.2      105.6
                               --------   --------   --------   --------   --------

Total Liabilities                 398.3      520.6      502.6      501.7      482.8

EQUITY                            558.5      319.7      271.0      271.2      276.4

TOTAL LIABILITIES AND EQUITY   $  956.8   $  840.3   $  773.6   $  772.9   $  759.2
                               --------   --------   --------   --------   --------
                               --------   --------   --------   --------   --------


----------

(a)  Source: Company

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------

C.  ANALYSIS OF MULTIPLES AT VARIOUS PRICES
($ IN MILLIONS EXCEPT PER SHARE VALUES)


SHARE PRICE                                             $9.00      $9.25       $9.50       $9.75       $10.00       $10.25
                                                      -------    -------     -------     -------      -------      -------
PREMIUM TO MARKET @ 3/18/99 (A)       $6.75             33.3%      37.0%       40.7%       44.4%        48.1%        51.9%
ONE WEEK PRIOR TO OFFER                6.81             32.1%      35.8%       39.4%       43.1%        46.8%        50.5%
4 WEEKS PRIOR TO OFFER                 6.31             42.6%      46.5%       50.5%       54.5%        58.4%        62.4%

EQUITY VALUE                                           $849.6     $874.4      $899.2      $924.1       $948.9       $973.8
ENTERPRISE VALUE                                      $1094.6    $1119.4     $1144.2     $1169.1      $1193.9      $1218.8

ENTERPRISE VALUE AS MULTIPLE OF:

1999E REVENUE
         Analyst Projections         $637.0              1.72x      1.76x       1.80x       1.84x        1.87x        1.91x
         Company Projections          504.9              2.17       2.22        2.27        2.32         2.36         2.41

1999E EBITDA
         Analyst Projections           $5.0               NM         NM          NM          NM           NM           NM
         Company Projections           38.7              28.3x      28.9x       29.6x       30.2x        30.9x        31.5x

1999E PRE-TAX CASH FLOW (c)
         Status Quo (b)              ($19.7)              NM         NM          NM          NM           NM           NM
         Stand-Alone (b)                5.8             188.2x     192.5x      196.7x      201.0x       205.3x       209.6x
         Fully-Integrated (b)          40.6              26.9       27.6        28.2        28.8         29.4         30.0

2000E PRE-TAX CASH FLOW (c)
         Status Quo (b)               $54.5              20.1x      20.5x       21.0x       21.5x        21.9x        22.4x
         Stand-Alone (b)               75.4              14.5       14.9        15.2        15.5         15.8         16.2
         Fully-Integrated (b)         119.7               9.1        9.3         9.6         9.8        10.00         10.2


----------

(a) Day prior to announcement of Viacom's public offer for its remaining interest in Spelling
(b)  Based on Company estimates
(c)  Cash flow after participations and corporate overhead

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------
D.  ANALYSIS OF PUBLICLY TRADED COMPARABLE COMPANIES
($ IN MILLIONS EXCEPT PER SHARE VALUES)

PRICES AS OF 05/13/99, EXCEPT FOR SPELLING, WHICH IS AS OF THE DAY PRIOR TO THE DATE OF THE INITIAL VIACOM OFFER

                                                        Market Capitalization/
                               -----------------------------------------------------------------------
                                         Sales                  EBITDA                   EBIT             1999E    I/B/E/S
                Market  Market ----------------------  ----------------------  -----------------------    EBITDA   5-Year
                 Value   Cap.  1998E     1999E  2000E  1998E    1999E   2000E  1998E      1999E  2000E    Margin   Growth
                 -----   ----  -----     -----  -----  -----    -----   -----  -----      -----  -----    ------   ------
Spelling (a)     $627    $872  1.49x     1.37x  1.24x  20.7x      NM    51.3x   26.7x      NA     NA       7.2%      NA

Television and Film Production
Alliance         $465    $911  1.45x     1.21x   NA    19.8x      9.6x   NA     23.5x     11.1x   NA       7.3%     15.0%
Atlantic

Cinar Films       795     762  7.37 (c)  5.29   4.18   28.0      19.0   14.9     NM       22.0   16.9     26.3%     30.0%
Dick Clark        102      58  0.65 (c)   NA     NA     4.2 (c)   NA     NA      5.1 (c)   NA     NA      15.4%      NA
Endemol         1,103   1,111  2.85      2.45   2.31   17.8      15.0   14.0    21.0      17.4   16.0     15.8%     16.0%
King World (b)  2,317   1,630  2.28      2.03   1.86    8.7       7.7    7.0     8.8       7.8    7.1     26.1%     10.0%
Kushner-Locke     179     240  3.44       NA     NA    11.0       NA     NA     11.3       NA     NA      31.4%      NA
Nelvana           137     144  2.93      2.17    NA    12.0       9.5    NA     14.0      10.8    NA      24.3%      NA
Trimark           160     220  2.47       NA     NA    41.4 (c)   NA     NA     45.0 (c)   NA     NA       6.0%      NA

               ---------------------------------------------------------------------------------------
               High            3.44x     5.29x  4.18x  28.0x     19.0x  14.9x   23.5x     22.0x  16.9x
               Low             1.45      1.21   1.86    8.7       7.7    7.0     8.8       7.8    7.1
               Median          2.66      2.17   2.31   14.9       9.6   14.0    14.0      11.1   16.0
               ---------------------------------------------------------------------------------------

NOTE: SPELLING ENTERTAINMENT NOT INCLUDED IN SUMMARY STATISTICS

DIVERSIFIED MEDIA

                                                          Market Capitalization/
                                 -------------------------------------------------------------------------
                                         Sales                  EBITDA                  EBIT                     1999E    I/B/E/S
               Market  Market    ---------------------   ---------------------  --------------------------       EBITDA   5-Year
               Value    Cap.     1998E   1999E   2000E   1998E   1999E   2000E  1998E       1999E    2000E       Margin   Growth
               ------  ------    -----   -----   -----   -----   -----   -----  -----       -----    -----       ------   ------

FOX           $20,650  $17,707   2.40X   2.24X   2.09X   18.3X   16.3x   14.6x   25.3x      22.5x     19.7x      13.1%     27.0%
MGM             1,164    2,246   2.49    1.52    1.39     NM     12.5    11.1     NM        21.2      17.4        NM        NM
Seagram        24,188   28,804   2.10    1.97    1.80    18.8    17.2    14.6    62.6 (c)   47.4 (c)  27.7       11.1%     15.0%
Time Warner    94,821   99,443   3.71    3.47    3.15    19.3    17.4    15.4     NA         NA        NA        19.2%     12.0%
Viacom         29,385   31,027   2.48    2.39    2.17    15.8    14.4    12.8    29.2       22.4      19.2       15.7%     20.0%
Walt Disney    61,640   73,378   3.06    2.76    2.50    14.8    13.6    12.5    19.6       17.5      15.7       20.7%     16.4%

              High               3.71x   3.47x   3.15x   19.3x   17.4x   15.4x   29.2x      22.5x     27.7x
              Low                2.10    1.52    1.39    14.8    12.5    11.1    19.6       17.5      15.7
              Median             2.48    2.31    2.13    18.3    15.3    13.7    25.3       21.8      19.2

----------

(a)  Source: Analyst Research
(b) King World valuation as of 3/31/99, the day prior to the announcement of CBS transaction
(c)  Excluded from summary statistics

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------
E.  ANALYSIS OF SELECTED COMPARABLE ACQUISITIONS

                                                                                 LTM                LTM
SPELLING TRANSACTIONS(a)                                                        SALES             EBITDA
   (ACQUIRER/TARGET)                DATE                % PREMIUM(b)          MULTIPLE(c)       MULTIPLE(c)
------------------------         ------------           ------------         --------------   --------------
Blockbuster/Spelling               9/13/93                 (1.6%)                1.63x             10.9x

Blockbuster/Spelling               7/1/93                  23.9%                 1.91              11.8

Blockbuster/Spelling               3/8/93                  (5.7%)                1.47              10.9

Charter Co./Spelling               2/6/92                  (7.9%)                1.74              12.2

Charter Co./Spelling               4/19/91                 18.1%                 1.54              11.6

Charter Co./Spelling               4/5/91                  20.0%                 1.49              11.2
                                              ------------------------------------------------------------
                                                HIGH                            1.91x             12.2x
                                                LOW                              1.47              10.9
                                                MEDIAN                           1.59              11.6
                                              ------------------------------------------------------------

-----------------
(a) The transactions represent acquisition of minority interests over time. Multiples calculated as if 100% had been acquired.
(b)  Premium to share price one week prior to announcement.
(c)  Based on implied transaction value.

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------

E.  ANALYSIS OF SELECTED COMPARABLE ACQUISITIONS (CONT'D)
($ IN MILLIONS)
TELEVISION

                                                                                                                 ENTERPRISE
  DATE                                                                                                              VALUE
ANNOUNCED                 ACQUIROR/TARGET                             DESCRIPTION OF TARGET                  ($ IN MILLIONS)
------------     --------------------------------------------  ---------------------------------------      ---------------------
   04/1/99        CBS Inc./King World Productions Inc.          Produces and distributes first run                  $1,902
                                                                syndicated television programming
   01/19/99       Carlton Communication plc/ITC Library         Television and film library including about            150
                  (Universal Studios)                           200 films and 9000 hours of television
                                                                programming.
   10/13/98       Investors/Live Entertainment Division         Provides television production services.                91
                  (Endemol Entertainment Holdings NV)
   9/29/98        Kingfisher plc/VCI plc                        Provides video and music production                     79
                                                                services; publishes books.
   05/05/98       CanWest Global Comm./Fireworks Ent.           Provides film and television production,                32
                                                                distribution and financing services.
   10/20/97       HSN/Television assets of Universal Studios,   Assets includes all domestic operations, 50%         4,075
                  Inc. (Seagram Co.)                            of international operations of USA Networks;
                                                                Sci-Fi Network, and Universal Television's
                                                                U.S. production and distribution operations
   10/09/97       Pearson plc/All American Comm.                Distributor of syndicated game shows.                  509
   6/24/97        Granada Group plc/Yorkshire  Holdings plc     Producer and broadcaster television                  1,129
                                                                programming; sells television advertising
   04/18/97       Richland Gordon/Live Entertainment            Domestic and international marketing and               136
                                                                distribution of filmed entertainment.
   11/25/96       Carlton Comm. plc/Action Time                 Produces and licenses game shows and other              12
                                                                original entertainment and lifestyle
                                                                programs.
   10/31/96       Cinar Animation/FilmFair                      UK-based puppet and clay animation studio.              17

                                                                          MULTIPLE OF
  DATE                                                                LTM               LTM
ANNOUNCED                    ACQUIROR/TARGET                       REVENUE             EBITDA
------------     --------------------------------------------  ---------------    ---------------
   04/1/99        CBS Inc./King World Productions Inc.               2.7x            10.3x

   01/19/99       Carlton Communication plc/ITC Library               NA               NA
                  (Universal Studios)

   10/13/98       Investors/Live Entertainment Division               NA               NA
                  (Endemol Entertainment Holdings NV)
   9/29/98        Kingfisher plc/VCI plc                              0.5(a)            9.9

   05/05/98       CanWest Global Comm./Fireworks Ent.                 1.1              10.2

   10/20/97       HSN/Television assets of Universal Studios,         3.3              16.9(b)
                  Inc. (Seagram Co.)


   10/09/97       Pearson plc/All American Comm.                      2.2              11.3
   6/24/97        Granada Group plc/Yorkshire  Holdings plc           2.5              20.5

   04/18/97       Richland Gordon/Live Entertainment                  0.9              18.3

   11/25/96       Carlton Comm. plc/Action Time                       0.8               9.8


   10/31/96       Cinar Animation/FilmFair                            9.4(a)           14.0

---------------------
(a)  Excluded from summary statistics.
(b)  Based on 1998E EBITDA.

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------

E.  ANALYSIS OF SELECTED COMPARABLE ACQUISITIONS (CONT'D)
($ IN MILLIONS)
TELEVISION (CONT'D)

                                                                                                                 ENTERPRISE
  DATE                                                                                                              VALUE
ANNOUNCED                 ACQUIROR/TARGET                             DESCRIPTION OF TARGET                  ($ IN MILLIONS)
------------     --------------------------------------------  ---------------------------------------      ---------------------

     08/20/96       Golden Books/Broadway Video Entertainment     Family video library including "Rudolph the       $91
                                                                  Red-Nosed Reindeer" and "Lassie."
     10/12/95       All American Comm./Mark Goodson Productions   Television production; owner of 36 TV game         87
                                                                  shows.
     09/18/95       Pearson plc/ACI                               US distributor of made-for-television movies.      40
     03/01/95       Pearson plc/Grundy Worldwide                  Television programming including the              258
                                                                  Australian-based series NEIGHBOURS as
                                                                  well as game shows and daily drama
                                                                  shows.
     04/26/94       Hallmark/RHI Entertainment                    Produces movies of the week and mini-series       401
                                                                  primarily for domestic network and cable
                                                                  television.
     12/01/93       Turner Broadcasting/Hanna-Barbera             Animation production company.  Characters         258
                                                                  include THE FLINTSTONES and YOGI BEAR.
     09/08/93       Blockbuster/Spelling Entertainment            Provides filmed entertainment production and      430(b)
                                                                  distribution services, supported by a
                                                                  library of television series, feature films,
                                                                  television movies, mini-series, and specials.
     07/01/93       Blockbuster/Spelling Entertainment            Provides filmed entertainment production and      467(b)
                                                                  distribution services, supported by a
                                                                  library of television series, feature films,
                                                                  television movies, mini-series, and specials.
     03/03/93       Blockbuster/Spelling Entertainment            Provides filmed entertainment production and      380(b)
                                                                  distribution services, supported by a
                                                                  library of television series, feature films,
                                                                  television movies, mini-series, and specials.



                                                                           MULTIPLE OF
  DATE                                                                LTM               LTM
ANNOUNCED                    ACQUIROR/TARGET                       REVENUE             EBITDA
------------     --------------------------------------------  ---------------    ---------------
     08/20/96       Golden Books/Broadway Video Entertainment             7.4x(a)          13.6x

     10/12/95       All American Comm./Mark Goodson Productions            2.6             11.1

     09/18/95       Pearson plc/ACI                                        1.3             NA
     03/01/95       Pearson plc/Grundy Worldwide                           3.0             12.8



     04/26/94       Hallmark/RHI Entertainment                             3.4             21.8


     12/01/93       Turner Broadcasting/Hanna-Barbera                      1.8             15.8

     09/08/93       Blockbuster/Spelling Entertainment                     1.6             10.9



     07/01/93       Blockbuster/Spelling Entertainment                     1.9             11.8



     03/03/93       Blockbuster/Spelling Entertainment                     1.5             10.9


-----------------------------------
(a)  Excluded from summary statistics.
(b)  Implied enterprise value based on the percentage acquired by Blockbuster.

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------
E.  ANALYSIS OF SELECTED COMPARABLE ACQUISITIONS (CONT'D)
($ IN MILLIONS)
TELEVISION (CONT'D)

                                                                                                                 ENTERPRISE
  DATE                                                                                                              VALUE
ANNOUNCED                 ACQUIROR/TARGET                             DESCRIPTION OF TARGET                  ($ IN MILLIONS)
------------     --------------------------------------------  ---------------------------------------      ---------------------
     02/06/92       Charter Co./Spelling Entertainment            Provides filmed entertainment production and      $297 (a)
                                                                  distribution services, supported by a
                                                                  library of television series, feature films,
                                                                  television movies, mini-series, and specials.
     04/19/91       Charter Co./Spelling Entertainment            Provides filmed entertainment production and        255(a)
                                                                  distribution services, supported by a
                                                                  library of television series, feature films,
                                                                  television movies, mini-series, and specials.
     04/05/91       Charter Co./Spelling Entertainment            Provides filmed entertainment production and        248(a)
                                                                  distribution services, supported by a
                                                                  library of television series, feature films,
                                                                  television movies, mini-series, and specials.


                                                                           MULTIPLE OF
  DATE                                                                LTM               LTM
ANNOUNCED                    ACQUIROR/TARGET                       REVENUE             EBITDA
------------     --------------------------------------------  ---------------    ---------------

     02/06/92       Charter Co./Spelling Entertainment               1.7x            12.2x



     04/19/91       Charter Co./Spelling Entertainment               1.5             11.6



     04/05/91       Charter Co./Spelling Entertainment               1.5             11.2

                                                 ------------------------------------------
                                                   HIGH              3.4x            21.8x
                                                   LOW               0.8              9.8
                                                   MEDIAN            1.8             11.7
                                                 ------------------------------------------

---------------------------
(a)  Implied enterprise value based on the percentage acquired by Charter Co.

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------

E.  ANALYSIS OF SELECTED COMPARABLE ACQUISITIONS (CONT'D)
($ IN MILLIONS)
MOVIE STUDIOS

                                                                                                                 ENTERPRISE
  DATE                                                                                                              VALUE
ANNOUNCED                 ACQUIROR/TARGET                             DESCRIPTION OF TARGET                  ($ IN MILLIONS)
------------     --------------------------------------------  ---------------------------------------      ---------------------

      4/7/99        USA Networks/October Films & other PolyGram   Assets include: October Films, Gramercy            $150-300(a)
                    Filmed Entertainment (PFE) assets             Pictures, PolyGram Video, PFE Canada,
                    (Universal)                                   certain PFE domestic production deals
                                                                  including Interscope Communications and
                                                                  Propaganda Films.

      6/4/98        Lions Gate Entertainment Corp./               Provides motion picture production and                  26
                    International Movie Group, Inc.               distribution services.

     12/3/97        PolyGram NV/Epic Film Library                 Provides motion picture library services               225
                                                                  (1,051 film titles).

     04/28/97       MGM/Metromedia                                Film and television library, consisting of             573
                                                                  2,200 titles; film and television production
                                                                  and distribution, which include the
                                                                  operation of Orion Pictures Corp., Goldwyn
                                                                  Entertainment Co. and Motion Picture Corp.
                                                                  of America.

     07/16/96       Investors/Metro-Goldwyn-Mayer                 Film and television production including an          1,300
                                                                  extensive film library, with titles
                                                                  including James Bond, Rocky, and the
                                                                  Pink Panther; home video; animation; and
                                                                  interactive games.

     07/02/96       Metromedia/Samuel Goldwyn                     Motion picture and television services for             135
                                                                  theatrical and television releases.

     08/30/95       Time Warner/Turner                            Television broadcasting & programming: owns         11,561
                                                                  and operates WTBS, a television station in
                                                                  Atlanta, and a 24-hour news service through
                                                                  Cable News Network; New Line Pictures.


                                                                           MULTIPLE OF
  DATE                                                                LTM               LTM
ANNOUNCED                    ACQUIROR/TARGET                       REVENUE             EBITDA
------------     --------------------------------------------  ---------------    ---------------

      4/7/99        USA Networks/October Films & other PolyGram      NA                   NA
                    Filmed Entertainment (PFE) assets

      6/4/98        Lions Gate Entertainment Corp./                  NA                   NA
                    International Movie Group, Inc.

     12/3/97        PolyGram NV/Epic Film Library                    NA                   NA


     04/28/97       MGM/Metromedia                                   3.7x                 NM

     07/16/96       Investors/Metro-Goldwyn-Mayer                    1.5                  NM

     07/02/96       Metromedia/Samuel Goldwyn                        1.3                  NM

     08/30/95       Time Warner/Turner                               3.0                 26.2x


-----------
(a) Publicly speculated range.

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------

E.  ANALYSIS OF SELECTED COMPARABLE ACQUISITIONS (CONT'D)
($ IN MILLIONS)
MOVIE STUDIOS (CONT'D)

                                                                                                                 ENTERPRISE
  DATE                                                                                                              VALUE
ANNOUNCED                 ACQUIROR/TARGET                             DESCRIPTION OF TARGET                  ($ IN MILLIONS)
------------     --------------------------------------------  ---------------------------------------      ---------------------
     04/09/95       Seagram/MCA                                   Production & distribution of theatrical, TV         $7,130
                                                                  and home video products; motion picture
                                                                  studio tour operations; licensing of
                                                                  merchandising rights & film property publishing
                                                                  rights; manufacturing & distribution of recorded
                                                                  music; music publishing; operation of
                                                                  amphitheaters; manufacture & licensing of
                                                                  concerts & sports merchandising; cable TV
                                                                  network.

     09/10/93       Viacom/Paramount                              Entertainment and publishing; production,            10,480
                                                                  financing and distribution of motion
                                                                  pictures, television programming and
                                                                  prerecorded videocassettes; operation of
                                                                  motion pictures, theatres, independent
                                                                  television stations; theme parks & Madison
                                                                  Square Garden

     08/17/93       Turner/New Line Cinema                        Video production and publishing.                        510

     11/26/90       Matsushita/MCA                                Production and distribution of theatrical,            7,211
                                                                  non-theatrical, TV and home video products;
                                                                  motion picture studio tour operations;
                                                                  licensing of merchandising rights;
                                                                  manufacture and distribution of recorded
                                                                  music, music publishing; concerts; book
                                                                  publishing; television broadcasting;
                                                                  cable TV network; recreation services
                                                                  and real estate.

     09/25/89       Sony/Columbia Pictures Entertainment          Production, worldwide distribution and                4,713
                                                                  exploitation of feature-length motion
                                                                  pictures and television programs and the
                                                                  theatrical exhibition of motion pictures.

                                                                           MULTIPLE OF
  DATE                                                                LTM               LTM
ANNOUNCED                    ACQUIROR/TARGET                       REVENUE             EBITDA
------------     --------------------------------------------  ---------------    ---------------

     04/09/95       Seagram/MCA                                       1.5x            13.4x









     09/10/93       Viacom/Paramount                                  2.3             18.5







     08/17/93       Turner/New Line Cinema                            1.7             30.4

     11/26/90       Matsushita/MCA                                    1.8             15.8









     09/25/89       Sony/Columbia Pictures Entertainment              3.0             21.5

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------


E.  ANALYSIS OF SELECTED COMPARABLE ACQUISITIONS (CONT'D)
($ IN MILLIONS)

MOVIE STUDIOS (CONT'D)

                                                                                                                 ENTERPRISE
  DATE                                                                                                              VALUE
ANNOUNCED                 ACQUIROR/TARGET                             DESCRIPTION OF TARGET                  ($ IN MILLIONS)
------------     --------------------------------------------  ---------------------------------------      ---------------------

     06/16/89       Time/Warner                                   Entertainment/communications business,              $14,857
                                                                  including recorded music and music
                                                                  publishing, motion pictures, cable
                                                                  television and magazine distribution.


                                                                           MULTIPLE OF
  DATE                                                                LTM               LTM
ANNOUNCED                    ACQUIROR/TARGET                       REVENUE             EBITDA
------------     --------------------------------------------  ---------------    ---------------

     06/16/89       Time/Warner                                       2.6x             14.9x

                                              -------------------------------- ---------------
                                                HIGH                  3.7x             30.4x
                                                LOW                   1.3              13.4
                                                MEDIAN                2.1              18.5
                                              -------------------------------- ---------------

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------

F.    DISCOUNTED CASH FLOW ANALYSIS
      STATUS QUO SCENARIO
      ($ IN MILLIONS EXCEPT PER SHARE VALUES)

      ENTERPRISE VALUE OF VARIOUS SEGMENTS

                          Current Production                                                         Projected Production
                --------------------------------------                                      --------------------------------------
                          Perpetuity Growth                                                           Perpetuity Growth
Discount        --------------------------------------               Discount               --------------------------------------
  Rate            0.0%      1.0%      2.0%      3.0%                   Rate                   6.0%      7.0%      8.0%      9.0%
--------        --------------------------------------               --------               --------------------------------------
   9%           $  934.0  $  967.1  $1,009.7  $1,066.5                12.0%                 $  495.7  $  592.6  $  738.1  $  980.5
  10%              869.2     893.9     924.9     964.7                13.0%                    395.0     459.8     550.5     686.5
  11%              814.3     833.2     856.3     885.2                14.0%                    320.3     365.8     426.5     511.4
  12%              766.9     781.6     799.3     821.0                15.0%                    263.1     296.2     338.8     395.6
                --------------------------------------                                      --------------------------------------

                               Library                                                                Corporate Overhead
                --------------------------------------                                      --------------------------------------
                          Perpetuity Growth                                                           Perpetuity Growth
Discount        --------------------------------------               Discount               --------------------------------------
  Rate           (2.0%)    (1.0%)     0.0%      1.0%                   Rate                  (2.0%)    (1.0%)     0.0%      1.0%
--------        --------------------------------------               --------               --------------------------------------
   7%           $  588.6  $  624.6  $  671.0  $  732.8                10.0%                 ($ 870.4) ($ 904.6) ($ 945.6) ($ 995.7)
   8%              531.9     558.8     592.4     635.6                11.0%                   (801.5)   (828.5)   (860.4)   (898.7)
   9%              485.4     505.9     531.0     562.4                12.0%                   (742.4)   (764.0)   (789.3)   (819.1)
  10%              446.5     462.5     481.7     505.1                13.0%                   (691.2)   (708.7)   (728.9)   (752.6)
                --------------------------------------                                      --------------------------------------

IMPLIED SHARE PRICE ANALYSIS

                                                                              PV of
                                                             Less:            Other
                      Combined Enterprise Value           Net Debt (a)      Assets (b)                  Equity Value
                --------------------------------------    ------------      ----------     --------------------------------------
                $1,147.7  $1,279.7  $1,473.2  $1,784.1      ($ 245.0)        $   11.7      $  914.4  $1,046.4  $1,239.9  $1,550.8
                   994.5   1,084.0   1,207.4   1,388.1        (245.0)            11.5         761.1     850.5     973.9   1,154.7
                   877.6     940.9   1,024.6   1,139.9        (245.0)            11.4         644.0     707.2     790.9     906.3
                   785.3     831.6     890.9     969.1        (245.0)            11.2         551.6     597.9     657.1     735.4
                --------------------------------------                                     --------------------------------------

                                                                                                  Implied Share Price (c)
                                                                                           --------------------------------------
                                                                                           $   9.64  $  10.96  $  12.88  $  15.97
                                                                                                               --------
                                                                                               8.10      9.00     10.48     12.42
                                                                                                     --------  --------
                                                                                               6.93      7.61      8.51      9.75
                                                                                                     --------
                                                                                               5.93      6.43      7.07      7.91
                                                                                           --------------------------------------

------------------------
(a) Projected net debt as of 6/30/99; source: Company.
(b) Present value of cash from sale of Spelling real estate, future film projects and movie of the week productions.
(c) Diluted shares, based on the treasury method, include 93.1m primary shares including 7.6m options with an average weighted exercise price of $7.58.

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------

F.       DISCOUNTED CASH FLOW ANALYSIS (CONT'D)

         STAND-ALONE SCENARIO
         ($ IN MILLIONS EXCEPT PER SHARE VALUES)

         ENTERPRISE VALUE OF VARIOUS SEGMENTS

                          Current Production                                                         Projected Production
                --------------------------------------                                      --------------------------------------
                          Perpetuity Growth                                                           Perpetuity Growth
Discount        --------------------------------------               Discount               --------------------------------------
  Rate            0.0%      1.0%      2.0%      3.0%                   Rate                   6.0%      7.0%      8.0%      9.0%
--------        --------------------------------------               --------               --------------------------------------
   9%           $  885.3  $  916.5  $  956.7  $1,010.3                12.0%                 $  464.6  $  556.4  $  694.2  $  923.9
  10%              824.1     847.4     876.6     914.1                13.0%                    369.3     430.7     516.6     645.6
  11%              772.1     790.0     811.8     839.1                14.0%                    298.8     341.9     399.3     479.8
  12%              722.3     741.2     757.9     778.3                15.0%                    244.6     276.0     316.4     370.2
                --------------------------------------                                      --------------------------------------

                               Library                                                                Corporate Overhead
                --------------------------------------                                      --------------------------------------
                          Perpetuity Growth                                                           Perpetuity Growth
Discount        --------------------------------------               Discount               --------------------------------------
  Rate           (2.0%)    (1.0%)     0.0%      1.0%                   Rate                  (2.0%)    (1.0%)     0.0%      1.0%
--------        --------------------------------------               --------               --------------------------------------
   7%           $  634.7  $  674.0  $  724.6  $  792.0                10.0%                 ($ 736.3) ($ 765.3) ($ 800.0) ($ 842.5)
   8%              573.1     602.4     639.1     686.2                11.0%                   (677.6)   (700.5)   (727.6)   (760.1)
   9%              522.6     545.0     572.3     606.6                12.0%                   (627.3)   (645.7)   (667.1)   (692.4)
  10%              480.4     497.8     518.7     544.3                13.0%                   (583.7)   (598.6)   (615.7)   (635.8)
                --------------------------------------                                      --------------------------------------

IMPLIED SHARE PRICE ANALYSIS

                                                                              PV of
                                                             Less:            Other
                      Combined Enterprise Value           Net Debt (a)      Assets (b)                  Equity Value
                --------------------------------------    ------------      ----------     --------------------------------------
                $1,248.3  $1,381.7  $1,575.5  $1,883.7      ($ 245.0)        $   11.7      $1,014.9  $1,148.4  $1,342.2  $1,650.4
                 1,088.8   1,180.0   1,304.7   1,485.8        (245.0)            11.5         855.4     946.6   1,071.3   1,252.4
                   966.2   1,031.2   1,116.4   1,233.0        (245.0)            11.4         732.6     797.5     882.8     999.4
                   868.7     916.5     977.3   1,057.1        (245.0)            11.2         634.9     682.8     743.6     823.3
                --------------------------------------                                     --------------------------------------

                                                                                                  Implied Share Price (c)
                                                                                           --------------------------------------
                                                                                           $  10.65  $  11.97  $  13.90  $  16.96
                                                                                                               --------
                                                                                               9.05      9.97     11.52     13.47
                                                                                                     --------  --------
                                                                                               7.88      8.58      9.50     10.75
                                                                                                     --------
                                                                                               6.83      7.35      8.00      8.86
                                                                                           --------------------------------------

------------------------
(a) Projected net debt as of 6/30/99; source: Company.
(b) Present value of cash from sale of Spelling real estate, future film projects and movie of the week productions.
(c) Diluted shares, based on the treasury method, include 93.1m primary shares including 7.6m options with an average weighted exercise price of $7.58.

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------

F.       DISCOUNTED CASH FLOW ANALYSIS (CONT'D)


         FULLY INTEGRATED SCENARIO
         ($ IN MILLIONS EXCEPT PER SHARE VALUES)

         ENTERPRISE VALUE OF VARIOUS SEGMENTS

                          Current Production                                                         Projected Production
                --------------------------------------                                      --------------------------------------
                          Perpetuity Growth                                                           Perpetuity Growth
Discount        --------------------------------------               Discount               --------------------------------------
  Rate            0.0%      1.0%      2.0%      3.0%                   Rate                   6.0%      7.0%      8.0%      9.0%
--------        --------------------------------------               --------               --------------------------------------
   9%           $1,035.0  $1,070.9  $1,117.0  $1,178.5                12.0%                 $  650.3  $  768.6  $  946.0  $1,241.7
  10%              964.4     991.2   1,024.7   1,067.8                13.0%                    526.3     605.4     716.0     882.0
  11%              904.6     925.1     950.1     981.4                14.0%                    434.2     489.7     563.7     667.3
  12%              852.9     868.8     888.0     911.4                15.0%                    363.4     403.8     455.8     525.1
                --------------------------------------                                      --------------------------------------

                               Library                                                                Corporate Overhead
                --------------------------------------                                      --------------------------------------
                          Perpetuity Growth                                                           Perpetuity Growth
Discount        --------------------------------------               Discount               --------------------------------------
  Rate           (2.0%)    (1.0%)     0.0%      1.0%                   Rate                  (2.0%)    (1.0%)     0.0%      1.0%
--------        --------------------------------------               --------               --------------------------------------
   7%           $  634.7  $  674.0  $  724.6  $  792.0                10.0%                 ($ 647.1) ($ 671.6) ($ 701.1) ($ 737.1)
   8%              573.1     602.4     639.1     636.2                11.0%                   (596.4)   (615.8)   (638.8)   (666.3)
   9%              522.6     545.0     572.3     606.6                12.0%                   (552.9)   (568.5)   (586.6)   (608.0)
  10%              480.4     497.8     518.7     544.3                13.0%                   (515.1)   (527.7)   (542.3)   (559.3)
                --------------------------------------                                      --------------------------------------

IMPLIED SHARE PRICE ANALYSIS

                                                                              PV of
                                                             Less:            Other
                      Combined Enterprise Value           Net Debt (a)      Assets (b)                  Equity Value
                --------------------------------------    ------------      ----------     --------------------------------------
                $1,672.9  $1,841.8  $2,086.5  $2,475.2      ($ 245.0)        $   11.7      $1,439.6  $1,608.5  $1,853.2  $2,241.8
                 1,467.4   1,583.2   1,741.1   1,969.8        (245.0)            11.5       1,234.0   1,349.8   1,507.7   1,736.4
                 1,308.5   1,391.3   1,499.6   1,647.3        (245.0)            11.4       1,074.9   1,157.7   1,266.0   1,413.6
                $1,181.5  $1,242.7  $1,320.2  $1,421.5        (245.0)        $   11.2         947.8   1,009.0   1,086.5   1,187.8
                --------------------------------------                                     --------------------------------------

                                                                                                  Implied Share Price (c)
                                                                                           --------------------------------------
                                                                                           $  14.86  $  16.54  $  18.97  $  22.83
                                                                                                               --------
                                                                                              12.82     13.97     16.22     18.68
                                                                                                     --------  --------
                                                                                              11.56     12.45     13.62     15.21
                                                                                                     --------
                                                                                              10.20     10.85     11.69     12.78
                                                                                           --------------------------------------

------------------------
(a) Projected net debt as of 6/30/99; source: Company.
(b) Present value of cash from sale of Spelling real estate, future film projects and movie of the week productions.
(c) Diluted shares, based on the treasury method, include 93.1m primary shares including 7.6m options with an average weighted exercise price of $7.58.

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------
G.  HISTORICAL STOCK PRICE PERFORMANCE
OVER THE PAST YEAR, SPELLING'S STOCK HAS TRADED PRIMARILY IN A BAND FROM $6.50 TO $9.50.


  [GRAPH OF SPELLING SHARE PRICE WITH SIGNIFICANT EVENTS IDENTIFIED OMITTED]


           [CORRESPONDING GRAPH OF SPELLING TRADING VOLUME OMITTED]

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------
G.  HISTORICAL STOCK PRICE PERFORMANCE
OVER THE PAST THREE YEARS, SPELLING'S STOCK HAS TRADED PRIMARILY IN A BAND FROM $6.00 TO $10.00.


   [GRAPH OF SPELLING SHARE PRICE WITH SIGNIFICANT EVENTS IDENTIFIED OMITTED]


           [CORRESPONDING GRAPH OF SPELLING TRADING VOLUME OMITTED]

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------

G.  HISTORICAL STOCK PRICE PERFORMANCE
FOR THE ONE-YEAR PERIOD ENDING THE DAY PRIOR TO VIACOM'S ANNOUNCED OFFER ON MARCH 19, 1999.

    [GRAPH OF INDEXES COMPARING SPELLING SHARE PRICE, COMPARABLE COMPANIES
         INDEX(a), DIVERSIFIED MEDIA INDEX(b) AND THE S&P 500 OMITTED]


           [CORRESPONDING GRAPH OF SPELLING TRADING VOLUME OMITTED]


---------------------
(a) Comparable Index includes: Cinar Corp., King World Productions, Kushner-Locke, Nelvana Ltd., Endemol, Dick Clark Productions, Trimark Holdings and Alliance Atlantis Communications.
(b)  Diversified Media Index includes: Viacom, Disney, Seagram, News Corp. and
     MGM.

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------

G. HISTORICAL STOCK PRICE PERFORMANCE FOR THE THREE-YEAR PERIOD ENDING THE DAY PRIOR TO VIACOM'S ANNOUNCED OFFER ON MARCH 19, 1999.


[GRAPH OF INDEXES COMPARING SPELLING SHARE PRICE, COMPARABLE COMPANIES INDEX(a)
             DIVERSIFIED MEDIA INDEX(b), AND THE S&P 500 OMITTED]


           [CORRESPONDING GRAPH OF SPELLING TRADING VOLUME OMITTED]


---------------------
(a) Comparable Index includes: Cinar Corp., King World Productions, Kushner-Locke, Nelvana Ltd., Endemol, Dick Clark Productions, Trimark Holdings and Alliance Atlantis Communications.
(b)  Diversified Media Index includes: Viacom, Disney, Seagram, News Corp. and
     MGM.

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------
G.  HISTORICAL STOCK PRICE PERFORMANCE
HISTORICAL CUMULATIVE TRADING VOLUME AT OR BELOW VARIOUS PRICE LEVELS

- For period ending one day prior to Viacom's public offer for outstanding shares on March 19, 1999.

                   ONE YEAR                            THREE YEARS
----------------------------------------  --------------------------------------

[BAR GRAPH OF PERCENT OF SHARES TRADED    [BAR GRAPH OF PERCENT OF SHARES TRADED
BELOW VARIOUS PRICES: $6.50-6.9%,         BELOW VARIOUS PRICES: $6.00-1.8%,
$7.00-33.7%, $7.50-48.3%, $8.00-56.7%,    $6.50-6.7%, $7.00-18.6%, $7.50-37.9%,
$8.50-58.9%, $9.00-67.5%,                 $8.00-58.7%, $8.50-68.6%, $9.00-85.2%,
$9.50(a)-100% OMITTED]                    $9.50-96.0%, $10.00-99.6%,
                                          $10.13(a)-100.0% OMITTED]





(a)  Highest closing share price of given period.

SPELLING ENTERTAINMENT GROUP INC.                         IV. VALUATION SUMMARY
--------------------------------------------------------------------------------
H.  ANALYSIS OF PREMIUMS PAID IN SELECTED MINORITY TAKE-OUT TRANSACTIONS

                                                                                                                            PREMIUM
                                                                                                 TRANSACTION     SHARE       1 DAY
ANNOUNCEMENT DATE             ACQUIROR / TARGET                      TARGET BUSINESS             VALUE ($MM)     PRICE       PRIOR
-----------------             -----------------                      ---------------             -----------     -----       -----

     12/03/98       Fairchild Corp / Banner Aerospace      Wholesale aerospace equipment.            $82.4      $11.00        25.7%
                    Inc.

     09/23/98       Usinor SA / J&L Specialty Steel Inc.   Manufactures steel and steel              115.0        6.38       100.0%
                                                           products

     09/23/98       Inland Steel Industries Inc /          Wholesale steel                            61.2       11.44        (8.5%
                    Ryerson Tull Inc

     09/07/98       Billiton PLC / QNI Ltd (Billiton PLC)  Nickel mining                             268.1        0.65        54.4%

     07/21/98       Forum Group (Crestline Capital) /      Owns and operates retirement centers        6.5        5.75        24.3%
                    Forum Retirement Partners LP

     04/30/98       Dow AgroSciences (Dow Chemical) /      Provides seed and crop services and       355.2       28.00        41.8%
                    Mycogen Corp (Dow AgroSciences)        products for agricultural and
                                                           pest-control uses.

     03/17/98       INVESTOR GROUP / BET HOLDINGS INC.     OWNS AND OPERATES TELEVISION              462.3       63.00        53.7%
                                                           STATIONS;  PUBLISH MAGAZINES

     01/22/98       Buhrmann NV / BT Office Products       Wholesale office stationary,              138.1       13.75        32.5%
                    Intl Inc                               supplies and equipment

     10/23/97       Goodyear Rubber & Tire Co / Brad       Wholesale and retail tires, tubes,         20.7       37.25         6.7%
                    Reagan Inc (Goodyear Tire)             auto accessories, appliances and
                                                           lawn and garden equipment

     09/18/97       Orion Capital Corp / Guaranty          Insurance company specializing in         117.2       36.00        10.8%
                    National Corp                          specialty property and casualty
                                                           insurance coverages which are not
                                                           readily available in traditional
                                                           insurance markets

     09/04/97       INVESTOR GROUP / CINERGI PICTURES      PROVIDES, DEVELOPS, FINANCES,              16.3        2.52        26.9%
                    ENTERTAINMENT                          PRODUCES AND LICENSES EVENT MOTION
                                                           PICTURES FOR EXHIBITION IN DOMESTIC
                                                           AND INTERNATIONAL THEATRICAL
                                                           MARKETS AND FOR LATER WORLDWIDE
                                                           RELEASE IN ALL MEDIA

                                                                                                                          PREMIUM
                                                                                                               PREMIUM      TO
                                                                                                   PREMIUM 1   4 WEEKS    INITIAL
ANNOUNCEMENT DATE             ACQUIROR / TARGET                      TARGET BUSINESS              WEEK PRIOR    PRIOR      OFFER
-----------------             -----------------                      ---------------              ----------    -----      -----


     12/03/98       Fairchild Corp / Banner Aerospace      Wholesale aerospace equipment.            41.9%       40.8%      12.8%
                    Inc.

     09/23/98       Usinor SA / J&L Specialty Steel Inc.   Manufactures steel and steel             112.5%       37.8%      11.0%
                                                           products

     09/23/98       Inland Steel Industries Inc /          Wholesale steel                          (11.6%)     (40.8%)      9.3%
                    Ryerson Tull Inc

     09/07/98       Billiton PLC / QNI Ltd (Billiton PLC)  Nickel mining                             75.0%       69.4%      22.9%

     07/21/98       Forum Group (Crestline Capital) /      Owns and operates retirement centers      24.3%       24.3%      27.8%
                    Forum Retirement Partners LP

     04/30/98       Dow AgroSciences (Dow Chemical) /      Provides seed and crop services and       40.0%       52.4%      36.6%
                    Mycogen Corp (Dow AgroSciences)        products for agricultural and
                                                           pest-control uses.

     03/17/98       INVESTOR GROUP / BET HOLDINGS INC.     OWNS AND OPERATES TELEVISION              58.5%       58.2%      31.2%
                                                           STATIONS;  PUBLISH MAGAZINES

     01/22/98       Buhrmann NV / BT Office Products       Wholesale office stationary,              78.9%       78.9%      31.0%
                    Intl Inc                               supplies and equipment

     10/23/97       Goodyear Rubber & Tire Co / Brad       Wholesale and retail tires, tubes,        (1.6%)       5.3%      16.4%
                    Reagan Inc (Goodyear Tire)             auto accessories, appliances and
                                                           lawn and garden equipment

     09/18/97       Orion Capital Corp / Guaranty          Insurance company specializing in         23.9%       27.7%      32.3%
                    National Corp                          specialty property and casualty
                                                           insurance coverages which are not
                                                           readily available in traditional
                                                           insurance markets

     09/04/97       INVESTOR GROUP / CINERGI PICTURES      PROVIDES, DEVELOPS, FINANCES,             24.7%       56.6%       4.6%(A)
                    ENTERTAINMENT                          PRODUCES AND LICENSES EVENT MOTION                                5.4%
                                                           PICTURES FOR EXHIBITION IN DOMESTIC                               9.6%
                                                           AND INTERNATIONAL THEATRICAL
                                                           MARKETS AND FOR LATER WORLDWIDE
                                                           RELEASE IN ALL MEDIA

(a)  Final price amended three times from $2.41, $2.39 and $2.30.

SPELLING ENTERTAINMENT GROUP INC.                         IV. VALUATION SUMMARY
--------------------------------------------------------------------------------
H.  ANALYSIS OF PREMIUMS PAID IN SELECTED MINORITY TAKE-OUT TRANSACTIONS(CONT'D)


                                                                                                                            PREMIUM
                                                                                                 TRANSACTION     SHARE       1 DAY
ANNOUNCEMENT DATE             ACQUIROR / TARGET                      TARGET BUSINESS             VALUE ($MM)     PRICE       PRIOR
-----------------             -----------------                      ---------------             -----------     -----       -----

     07/09/97       Investor Group / Seaman Furniture Co.  Owns and operates retail furniture        $45.6      $25.05        21.5%
                                                           stores

     06/26/97       Rhone-Poulenc SA / Rhone-Poulenc       Manufactures pharmaceuticals             4831.6       97.00        22.1%
                    Rorer Inc

     06/20/97       Waste Management Inc / Wheelabrator    Manufactures laboratory and medical       869.7       16.50        26.9%
                    Technologies Inc.                      equipment and chemicals; construct
                                                           and operate refuse to energy
                                                           plants;  provide engineering
                                                           services

     06/03/97       FH Faulding & Co Ltd / Faulding Inc    Manufactures pharmaceuticals               77.3       13.50        25.6%

     06/22/97       Texas Industries Inc / Chaparral       Manufactures primary steel products        72.8       15.50        20.4%
                    Steel Co (Texas Ind)

     04/16/97       HARCOURT GENERAL INC / STECK-VAUGHN    PUBLISHES BOOKS AND MAGAZINES              40.3       14.75        21.6%
                    PUBLISHING CORP

     03/13/97       VILLAGE ROADSHOW CORP LTD / AUSTEREO   OWNS AND OPERATES RADIO                   174.7        2.00         4.9%
                    LTD                                    BROADCASTING STATIONS

     01/28/97       Monsanto Co / Calgene Inc              Owns and operates greenhouse:             242.6        8.00        62.0%
                                                           produce and develop agricultural
                                                           seeds, edible plant oils, and
                                                           horicultural crops; provide plant
                                                           DNA research and development
                                                           services

     01/21/97       Mafco Holdings Inc / Mafco             Manufactures and wholesale                116.8       33.50        23.5%
                    Consolidated Group                     cosmetics, fragrances and beauty
                                                           care products, licorice and
                                                           flavoring extracts; provide
                                                           videotape duplicating services;
                                                           holding company

     12/06/96       Sears Roebuck & Co. / Maxserv Inc      Provides technical information             46.0        7.75        19.2%
                                                           support services

     11/08/96       Pivot Nutrition PTY Ltd / Gibsons Ltd  Produces flour and stock feed               9.6        4.83        37.8%


                                                                                                                          PREMIUM
                                                                                                               PREMIUM      TO
                                                                                                   PREMIUM 1   4 WEEKS    INITIAL
ANNOUNCEMENT DATE             ACQUIROR / TARGET                      TARGET BUSINESS              WEEK PRIOR    PRIOR      OFFER
-----------------             -----------------                      ---------------              ----------    -----      -----


     07/09/97       Investor Group / Seaman Furniture Co.  Owns and operates retail furniture         25.2%       21.5%      4.4%
                                                           stores

     06/26/97       Rhone-Poulenc SA / Rhone-Poulenc       Manufactures pharmaceuticals               22.8%       29.3%      5.4%
                    Rorer Inc

     06/20/97       Waste Management Inc / Wheelabrator    Manufactures laboratory and medical        28.2%       30.7%     10.0%
                    Technologies Inc.                      equipment and chemicals; construct
                                                           and operate refuse to energy
                                                           plants;  provide engineering
                                                           services

     06/03/97       FH Faulding & Co Ltd / Faulding Inc    Manufactures pharmaceuticals               22.7%       45.9%     12.5%

     06/22/97       Texas Industries Inc / Chaparral       Manufactures primary steel products        25.2%       29.2%      8.8%
                    Steel Co (Texas Ind)

     04/16/97       HARCOURT GENERAL INC / STECK-VAUGHN    PUBLISHES BOOKS AND MAGAZINES              32.6%       24.2%      5.4%
                    PUBLISHING CORP

     03/13/97       VILLAGE ROADSHOW CORP LTD / AUSTEREO   OWNS AND OPERATES RADIO                    11.8%       27.5%      8.7%
                    LTD                                    BROADCASTING STATIONS

     01/28/97       Monsanto Co / Calgene Inc              Owns and operates greenhouse:              60.0%       60.0%     10.3%
                                                           produce and develop agricultural
                                                           seeds, edible plant oils, and
                                                           horicultural crops; provide plant
                                                           DNA research and development
                                                           services

     01/21/97       Mafco Holdings Inc / Mafco             Manufactures and wholesale                 23.5%       27.6%    (13.0%)
                    Consolidated Group                     cosmetics, fragrances and beauty
                                                           care products, licorice and
                                                           flavoring extracts; provide
                                                           videotape duplicating services;
                                                           holding company

     12/06/96       Sears Roebuck & Co. / Maxserv Inc      Provides technical information             67.6%       55.0%     10.7%
                                                           support services

     11/08/96       Pivot Nutrition PTY Ltd / Gibsons Ltd  Produces flour and stock feed              37.8%       44.2%      3.4%(a)
                                                                                                                            29.1%

------------------------
(a)  Final price twice amended from $4.67 and $3.74

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------
H. ANALYSIS OF PREMIUMS PAID IN SELECTED MINORITY TAKE-OUT TRANSACTIONS (CONT'D)

ANNOUNCEMENT                                                                              TRANSACTION   SHARE
   DATE                ACQUIROR/TARGET                       TARGET BUSINESS              VALUE ($MM)   PRICE
-----------  -----------------------------------  --------------------------------------  -----------   ------

  08/15/96   ACC Corp/ACC TelEnterprises (ACC     Provides telephone communication         $   36.3     $15.67
             Corp)                                services

   5/27/96   Novartis AG/SyStemix Inc. (Novartis  Manufactures and develops cellular          107.6      19.50
             AG)                                  processes and products for the
                                                  treatment of toxic side effects from
                                                  chemotherapy and other medical
                                                  therapies

  02/16/96   RANK COMMERCIAL LTD./WHITCOULLS      PUBLISHES BOOKS; WHOLESALE STATIONERY        69.3       1.72
             GROUP

  02/05/96   CUS Acquisition Inc/Customedix Corp  Manufactures dental and medical               3.6       2.38
                                                  products

  02/06/92   CHARTER CO. (AMERICAN                PRODUCES TELEVISION SHOWS AND FILMS          43.0       7.25
             FINANCIAL)/SPELLING ENTERTAINMENT
             INC.

  05/01/91   TELE-COMMUNICATIONS INC./UNITED      OWNS AND OPERATES MOVIE THEATERS,          1189.0      16.19
             ARTISTS ENTERTAINMENT                CABLE TELEVISION SYSTEMS, AND
                                                  NONRESIDENTIAL BUILDINGS

  07/12/90   PARAMOUNT COMMUNICATIONS/TVX         OWNS AND OPERATES TV STATIONS; HOLDING       61.4       9.50
             BROADCAST GROUP INC.                 COMPANY

                                                                                          PREMIUM   PREMIUM   PREMIUM    PREMIUM
ANNOUNCEMENT                                                                               1 DAY    1 WEEK    4 WEEKS   TO INITIAL
   DATE                ACQUIROR/TARGET                       TARGET BUSINESS               PRIOR     PRIOR     PRIOR      OFFER
-----------  -----------------------------------  --------------------------------------  -------   -------   -------   ----------

  08/15/96   ACC Corp/ACC TelEnterprises (ACC     Provides telephone communication         26.5%     43.3%     44.3%      13.4%
             Corp)                                services

   5/27/96   Novartis AG/SyStemix Inc. (Novartis  Manufactures and develops cellular        4.7%     69.6%     59.2%      14.7%
             AG)                                  processes and products for the
                                                  treatment of toxic side effects from
                                                  chemotherapy and other medical
                                                  therapies

  02/16/96   RANK COMMERCIAL LTD./WHITCOULLS      PUBLISHES BOOKS; WHOLESALE STATIONERY    25.1%     34.4%     27.6%       9.6%
             GROUP

  02/05/96   CUS Acquisition Inc/Customedix Corp  Manufactures dental and medical          22.6%     26.7%      5.6%      22.8%
                                                  products

  02/06/92   CHARTER CO. (AMERICAN FINANCIAL)/    PRODUCES TELEVISION SHOWS AND FILMS      52.6%     45.0%     45.0%       0.7%
             SPELLING ENTERTAINMENT INC.

  05/01/91   TELE-COMMUNICATIONS INC./UNITED      OWNS AND OPERATES MOVIE THEATERS,        19.9%     22.2%     25.7%         NA
             ARTISTS ENTERTAINMENT                CABLE TELEVISION SYSTEMS, AND
                                                  NONRESIDENTIAL BUILDINGS

  07/12/90   PARAMOUNT COMMUNICATIONS/TVX         OWNS AND OPERATES TV STATIONS; HOLDING   26.7%     90.0%     85.4%      26.7%
             BROADCAST GROUP INC.                 COMPANY
                                                  --------------------------------------------------------------------------------

                                                              HIGH                        100.0%    112.5%     85.4%      36.6%

                                                              LOW                          (8.5%)   (11.6%)   (40.8%)    (13.0%)

                                                              MEDIAN                       25.1%     32.6%     37.8%      10.7%
                                                  --------------------------------------------------------------------------------

                                                  --------------------------------------------------------------------------------

                                                              HIGH                         53.7%     90.0%     85.4%      31.2%

                       MEDIA TRANSACTIONS                     LOW                           4.9%     11.8%     24.2%       0.7%

                                                              MEDIAN                       23.4%     23.5%     36.3%       9.2%
                                                  --------------------------------------------------------------------------------

SPELLING ENTERTAINMENT GROUP INC.                          IV. VALUATION SUMMARY
--------------------------------------------------------------------------------

I.  SUMMARY OF PREVIOUS SALE PROCESSES

- Viacom initiated a formal sale process for Spelling in 1995. According to Viacom, it was targeting a valuation in the range of $1.0 billion, excluding the value of the interactive games division.

-    As a part of this process, over 114 companies were contacted.

     -    6 Tier A companies

     -    37 Tier B companies

     -    71 other companies.

- Only three companies expressed interest serious enough to warrant additional due diligence.

     - Party A submitted a bid in the general range of $500 million to $700 million. However, Party A's senior management decided not to pursue the Company as an acquisition candidate.

     - Party B never submitted a firm bid and eventually dropped out of the process.

     - Party C submitted a written indication of interest at $700 million to $800 million, but at the time Viacom believed that Party C did not have the financial resources to complete the transaction.

- This past summer, Viacom re-initiated the process and had substantive discussions with three parties:

     - Party D was interested but did not formally bid, possibly because they were considering a sale of their own company, which was announced subsequently.

     -    Party E conducted some due diligence but never submitted a formal bid.

     - Party F proposed a business combination involving the TV assets of one of its subsidiaries, but control would have remained with Party F and Viacom would have been left with an interest in an illiquid partnership.